Exhibit 99.1

CTG Announces $10 Million Share Repurchase Authorization

BUFFALO, N.Y., November 17, 2016 – CTG (NASDAQ: CTG), an information technology (IT) services and solutions company, today announced that its Board of Directors has authorized the Company to repurchase up to $10 million of its outstanding shares over the next two years. The authorization replaces and expands the Company’s capacity to repurchase shares under its preexisting buyback program. Concurrent with the authorization of the share repurchase program, CTG’s Board of Directors also approved a suspension of the Company’s cash dividend.

Chairman of CTG’s Board of Directors, Daniel J. Sullivan, commented, “The Board and executive management recently conducted a comprehensive review of the Company’s capital allocation priorities, and subsequently elected to authorize a share repurchase program to take advantage of current market conditions. More specifically, we believe the opportunistic repurchase of CTG shares at the current valuation is a very effective use of the Company’s capital resources. Today’s announcement demonstrates both the Board’s and management’s commitment to maximizing shareholder value, while simultaneously focusing on the execution of our strategic business plans to drive future growth.”

CTG’s share repurchase program authorizes the Company to repurchase its common stock from time to time in compliance with applicable securities laws. Neither the program nor the authorization requires the Company to repurchase any shares, and the timing of any such transactions as well as the number of shares will be decided at management’s discretion based on market conditions and other factors. The Company’s share repurchase program does not have an expiration date, and it will remain in place until terminated by CTG’s Board of Directors.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and expectations for 2016, the announced share repurchase program and any potential repurchases of our shares, and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new customers, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its customers, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the Company’s inability to purchase shares under our share repurchase program due to changes in stock prices and other conditions, the availability to the Company of qualified professional staff, domestic and foreign industry competition for customers and talent, increased bargaining power of large customers, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM) and/or SDI International (SDI), the uncertainty of customers’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with customers, vendors, subcontractors or other parties, the change in valuation of recorded goodwill or capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or customers, the need to supplement or change our IT services in response to new offerings in the industry or changes in customer requirements for IT products and solutions and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2015 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors and Media:

Brendan Harrington, Chief Financial Officer

(716) 887-7244